UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 30, 2017

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

2105 North State Road 3 Bypass
Greensburg, Indiana 47240

(Address of principal executive offices)

(812) 663-0157

(Registrant’s Telephone Number,
Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

On April 30, 2017 MainSource completed its previously announced acquisition of FCB Bancorp, Inc. (“FCB”) pursuant to the Agreement and Plan of Merger dated December 19, 2016 (the “Merger Agreement”) by and between MainSource and FCB.  Pursuant to the terms of the Merger Agreement, which was approved by the shareholders of FCB on April 26, 2017, FCB was merged with and into MainSource, with MainSource being the surviving corporation.  As a result of the merger, The First Capital Bank of Kentucky (“First Capital Bank”) became a wholly-owned subsidiary of MainSource.  MainSource anticipates merging First Capital Bank into MainSource Bank in the coming months.

Upon completion of the Merger, each issued and outstanding share of FCB common stock converted into the right to receive, (i) 0.9 shares of MainSource common stock (the “Exchange Ratio”) and (ii) $7.00 in cash for each share of FCB common stock owned. Additionally, all outstanding and unexercised options to purchase FCB stock vested in full and converted automatically into the right to receive an amount of cash equal to the product of (i) the difference (if positive) between (A) $7.00 plus the product of (y) 0.9 and (z) the average of the daily closing sales prices of a share of MainSource common stock as reported on the NASDAQ for the 10 consecutive trading days ending on the third business day preceding the Closing Date minus (B) the exercise price of such FCB stock option, multiplied by (ii) the number of shares of FCB common stock subject to such FCB stock option. Based upon the April 28, 2017 closing price of $34.20 per share of MainSource common stock, and including cash payable to FCB stock option holders in connection with the conversion of FCB stock options into a right to receive cash as described above, the transaction is valued at approximately $58.9 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

A copy of the MainSource press release dated May 1, 2017 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated December 19, 2016, by and between MainSource Financial Group, Inc. and FCB Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to MainSource’s Current Report on Form 8-K filed on December 19, 2016)

99.1	Press Release of MainSource Financial Group, Inc. dated May 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: May 1, 2017	MAINSOURCE FINANCIAL GROUP, INC.

/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated December 19, 2016, by and between MainSource Financial Group, Inc. and FCB Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to MainSource’s Current Report on Form 8-K filed on December 19, 2016)

99.1	Press Release of MainSource Financial Group, Inc. dated May 1, 2017